EXHIBIT 3.5


                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION

         Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation.

         FIRST: The name of the corporation is: eTotalSource, Inc.

         SECOND: The following amendment to the Articles of Incorporation was adopted on November 21, 2003, as prescribed by the Colorado Corporation Act, in the manner marked with an X below.

         X        Such amendment was adopted by a majority of the shareholders.
                  The number of shares voted for the amendment was sufficient for approval.

                  The corporation shall be authorized to issue 100,000,000 common shares no par value per share.

         THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

         None.

                                          ETOTALSOURCE, INC.


                                          By: /s/ Terry Eilers
                                              ----------------------------------
                                                   President



                                          and /s/ Virgil Baker
                                              ----------------------------------
                                                   SecretaryTreasurer

STATE OF CALIFORNIA             )
                                )
COUNTY OF SUTTER                )

         The foregoing Articles of Amendment to the Articles of Incorporation was acknowledged before me by Terry Eilers as President and Virgil Baker as Secretary/Treasurer of eTotalSource, Inc., a Colorado corporation, this 24th day of November, 2003.

         My Commission expires:                   /s/ Timmie L. Handy
                                                  ------------------------------
             3/9/07                               Notary Public
                                                  Address:

                        The name and mailing address of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, is:
                        Michael A. Littman, 7609 Ralston Road, Arvada, CO  80002